Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2021

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-256109, 333-256108, 333-222536, 333-201012, 333-190787, 333-159048, and 333-151601) of our report dated December 9, 2021, relating to the consolidated financial statements of Sonic Foundry, Inc. and Subsidiaries for the year ended September 30, 2021 appearing in this Annual Report on Form 10-K.

/s/ Wipfli, LLP

Minneapolis, Minnesota

December 9, 2021